Exhibit 4.13

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 1, 2022.

THE BROKER WARRANTS REPRESENTED HEREBY ARE EXERCISABLE AT ANY TIME AND TIME TO TIME ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON JULY 1, 2024 AFTER WHICH TIME THEY SHALL EXPIRE AND BE OF NO FURTHER FORCE OR EFFECT.

NON-TRANSFERABLE BROKER WARRANTS TO PURCHASE COMMON SHARES

OF

NIOCORP DEVELOPMENTS LTD.

(incorporated under the laws of British Columbia)

Certificate No.:	BW-2022-001	Date: June 30, 2022

Number of Warrants:	64,800

THIS CERTIFIES THAT, for value received, Research Capital Corporation (the “Holder”), being the registered holder of 64,800 non-transferrable broker warrants (the “Broker Warrants”), is entitled, at any time prior to 5:00 p.m. (Vancouver time) on the Expiry Day (as defined below) to subscribe for and purchase the number of common shares (the “Common Shares”) of NioCorp Developments Ltd. (the “Company”) set forth above on the basis of one Common Share at a price of $1.10 (the “Exercise Price”) for each Broker Warrant exercised, subject to adjustment as set out herein, by surrendering to the Company at its principal office, 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, this Broker Warrant certificate (the “Broker Warrant Certificate”), with a completed and executed Subscription Form (as defined herein), and payment in full for the Common Shares being purchased.

The Company shall treat the Holder as the absolute owner of this Broker Warrant for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Broker Warrant free from all equities and rights of set-off or counterclaim between the Company and the Holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company and the Company shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Broker Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time;

(b)	“Broker Warrant Certificate” means this Broker Warrant certificate;

(c)	“Broker Warrant” means a non-transferable broker warrant exercisable to purchase one Common Share at the Exercise Price until the Expiry Time;

(d)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario or Vancouver, British Columbia;

(e)	“Common Share” means the common shares in the capital of the Company.

(f)	“Company” means NioCorp Developments Ltd., a company incorporated under the laws of British Columbia and its successors and assigns;

(g)	“Current Market Price” of a Common Share at any date means the price per share equal to the volume weighted average price at which the Common Shares have traded on the TSX or, if the Common Shares are not listed on the TSX, on any other stock exchange on which such shares are then listed as may be selected by the directors of the Company, for the five Trading Days ending three Trading Days prior to the relevant date or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market with the volume weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said five Trading Days by the aggregate number of Common Shares so sold or, if the Common Shares are not listed or quoted on any stock exchange or over-the-counter market, such price as may be determined by such firm of independent charted accountants as may be selected by the directors of the Company;

(h)	“Dividends Paid in the Ordinary Course” means dividends paid in any financial year of the Company, whether in (i) cash; (ii) shares of the Company; (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company provided that the value of such dividends does not in such financial year exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year; and

(ii)	100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

(i)	“Exercise Price” means $1.10 per Common Share, subject to adjustment in accordance with Section 10 hereof;

(j)	“Expiry Day” means July 1, 2024;

(k)	“Expiry Time” means 5:00 p.m. (Vancouver time), on the Expiry Day;

(l)	“Holder” shall have the meaning ascribed thereto on the face page hereof;

(m)	“person” means an individual, corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(n)	“Rights Offering” has the meaning set out in Section 10(b)(ii) in this Broker Warrant Certificate;

(o)	“Subscription Form” means the subscription form annexed to this Broker Warrant Certificate;

(p)	“TSX” means the Toronto Stock Exchange;

(q)	“Trading Day” with respect to a stock exchange, market or over-the-counter market means a day on which such stock exchange or over-the-counter market is open for business;

(r)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(s)	“U.S. Person” means U.S. person as that term is defined in Regulation S under the U.S. Securities Act;

(t)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(u)	“$” means Canadian Dollars.

2.	Expiry Time: At the Expiry Time, all rights under the Broker Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be void and of no further force and effect.

3.	Exercise Procedure:

(a)	The Holder may exercise the right to subscribe and purchase the number of Common Shares herein provided, by delivering to the Company prior to the Expiry Time at its principal office this Broker Warrant Certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, together with a certified cheque or bank draft payable to or to the order of the Company in an amount equal to the aggregate Exercise Price in respect of the Broker Warrants so exercised. Any Broker Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 24 hereof (or to such other address as the Company may notify the Holder).

(b)	Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Broker Warrant Certificate and the Holder hereof shall become a shareholder of the Company in respect of the Common Shares subscribed for with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate evidencing the Common Shares and the Company shall cause such certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five (5) Business Days of such delivery and payment.

(c)	In the event that any Broker Warrants are exercised before November 1, 2022, the certificate(s) representing the Common Shares issued upon such exercise shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 1, 2022.”

provided that, if at any time, in the opinion of counsel to the Company, such legend is no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

(d)	The Broker Warrants shall not be exercised by, or for the account or benefit of, any person in the United States or any “U.S. person” (a “U.S. Person”) as defined in Rule 902(k) of Regulation S under the U.S. Securities Act during any time that no Registration Statement (as defined below) registering the Warrants and the Common Shares issuable upon the exercise of the Broker Warrant evidenced hereby is effective, unless an exemption from the registration requirements of the U.S. Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Company, and the certificate representing the Common Shares issued upon such exercise, if then required pursuant to Rule 144 of the U.S. Securities Act, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”), THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE

SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN EACH CASE, THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

provided that, if at any time, in the opinion of counsel to the Company, such legend is no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

(e)	Prior to effectiveness of a registration statement (the “Registration Statement”) under the U.S. Securities Act, including any amendments or supplements thereto, registering the Warrants and the Common Shares issuable upon the exercise of the Warrants and at any time the Registration Statement ceases to be effective, prior to the Expiry Time and for so long as the Registration Statement is not effective, the Holder may exercise this Broker Warrant as set forth in Section 3(a). Within three business days of notice from the Holder of the election to exercise while no Registration Statement is effective, the Corporation shall elect, at its sole discretion, to either (a) redeem the Broker Warrants, or (b) permit the cashless exercise of the Broker Warrants. If the Holder exercises the right provided for in this Section 3(e) in respect of a lesser number of Broker Warrants than the aggregate number of Broker Warrants represented by the Broker Warrant Certificate surrendered, the Holder shall be entitled to receive a further Broker Warrant Certificate in respect of the Broker Warrants represented by the Broker Warrant Certificate that have not been part of a cashless exercise or redeemed.

(f)	In the event Holder exercises this Broker Warrant in accordance with Section 3(e), the Corporation shall, within three business days, either (i) redeem the Broker Warrants, or (ii) permit the cashless exercise of the Broker Warrants, each as provided in this Section 3(f) and the Corporation shall cause either (a) in the case of a redemption, a cheque in the amount of money determined by multiplying the number of Common Shares that would have been issued if the Broker Warrants to be redeemed were exercised on the Determination Date (as defined below) by the excess (if any) of the Current Market Price per Common Share on the date (the “Determination Date”) of execution by the Holder of the Subscription Form, over the exercise price of the Broker Warrant, or (b) in the case of a cashless exercise, a certificate representing the number of Common Shares equal to the quotient obtained by dividing: (A) (i) the Current Market Price per Common Share on the Determination Date minus the Exercise Price; (ii) multiplied by the number of Common Shares which would, but for such cashless exercise, have been issued, by (B) the Current Market Price of the Common Shares on the Determination Date, to be mailed to such Holder at the address specified in Subscription Form, or, if so specified in such Subscription Form, to be made available for pick-up by such Holder at the Company or its transfer agent.

4.	Partial Exercise: The Holder may subscribe for and purchase a number of Common Shares less than the maximum number the Holder is entitled to purchase pursuant to the full exercise of this Broker Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall be entitled to receive, without charge, a new Broker Warrant Certificate in respect of the balance of the Common Shares which the Holder was entitled to subscribe for pursuant to this Broker Warrant Certificate and which were then not purchased.

5.	No Fractional Shares: Notwithstanding any adjustments provided for in Section 10 hereof or otherwise, the Company shall not be required upon the exercise of any Broker Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and, in any such case, the number of Common Shares issuable upon the exercise of any Broker Warrants shall be rounded down to the nearest whole number. The Company shall not be required to make any payment to the Holder who, absent this Section 5 hereof, would otherwise have been entitled to receive a fractional Common Share.

6.	Limitation on Transfer: The Broker Warrants are non-transferable and non-assignable.

7.	Not a Shareholder: Nothing in this Broker Warrant Certificate or in the holding of a Broker Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company or any other right or interest except as herein expressly provided.

8.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Company to issue any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

9.	Covenants:

(a)	The Company covenants and agrees that so long as any Broker Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for, it will cause the Common Shares subscribed for and purchased in the manner herein provided to be issued and delivered as directed and such Common Shares shall be issued as fully paid and non-assessable Common Shares and free from all taxes, liens and charges with respect to the issue thereof and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)	The Company covenants and agrees that until the Expiry Time, while the Broker Warrants (or remaining portion thereof) shall be outstanding, the Company shall use its best efforts to preserve and maintain its corporate existence, to carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, to remain listed on the TSX, maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the Canadian jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease its corporate existence, cease to be listed on the TSX or cease to be a reporting issuer, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX.

(c)	The Company shall use its best efforts to ensure the Common Shares are listed and posted for trading on the TSX or such other stock exchange or over-the-counter market as the Common Shares may be listed or quoted (as the case may be) at the time of exercise of the Broker Warrants. In addition, the Company shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default.

(d)	If the issuance of the Common Shares upon the exercise of the Broker Warrants requires any filing or registration with or approval of any securities regulatory authority or other governmental authority or compliance with any other requirement under any law before such Common Shares may be validly issued (other than the filing of a prospectus or similar disclosure document), the Company and the Holder agree to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

(e)	The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Broker Warrant Certificate.

10.	Adjustments:

(a)	Adjustment: The rights of the holder of this Broker Warrant Certificate, including the number of Common Shares issuable upon the exercise of such Broker Warrants evidenced hereunder, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 10. The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b), (c) or (d) of this Section 10. Accordingly, the provisions of this Section 10 shall be interpreted and applied in accordance with such purpose and intent.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:

(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been fully exchanged for or converted into Common Shares on such record date or effective date). Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 10(b)(i) and (ii) hereof.

(ii)	Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date (each such event, a “Rights Offering”), then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this subsection 10(b)(ii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)	Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a Rights Offering as described in Section 10(b)(ii)), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case, provided that such distribution does not constitute a Dividend Paid in the Ordinary Course or fall under clauses (i) or (ii) of this Section 10 above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized, and subject to TSX acceptance) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this subsection 10(b)(iii) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)	Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 10(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of the Broker Warrants evidenced hereby which are thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Broker Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Broker Warrants. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment. No reclassification in accordance with this subsection 10(c) shall be completed unless all necessary steps shall have been taken so that the Holders of the Broker Warrants shall thereafter be entitled to receive the number of Common Shares or other securities or property of the Company or of the continuing, successor or purchasing person, as the case may be, under the reclassification, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 10.

(d)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 10(b) or 10(c) of this Broker Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Broker Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Broker Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

11.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 10 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole Common Share and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 11.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 10, other than the events referred to in subsection 10(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Broker Warrant prior to or on the effective date or record date of such event. Any participation by the Holder in a distribution, dividend, or other event referred to in Section 10 is subject to the approval of the TSX.

(d)	No adjustment in the Exercise Price will be made under Section 10 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend.

(e)	If at any time a question or dispute arises with respect to adjustments provided for in Section 10, such question or dispute will be conclusively determined by such firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such chartered accountant with access to all necessary records of the Company.

(f)	In case the Company after the date of issuance of this Broker Warrant Certificate takes any action affecting the Common Shares, other than any action described in Section 10, which in the reasonable opinion of the board of directors of the Company would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Company in their sole discretion, acting reasonably and in good faith, as such directors deem equitable, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors of the Company fixing a record date for any event which would require any adjustment to the Broker Warrants, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment to the Common Shares issuable under the Broker Warrants, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 10, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Company covenants to and in favour of the Holder that so long as any Broker Warrants evidenced hereby remain outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 10 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Broker Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(l)	In any case that an adjustment pursuant to Section 10 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Broker Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

(m)	On the happening of each and every such event set out in Section 10, the applicable provisions of this Broker Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

12.	Consolidation and Amalgamation

(a)	In the event that the Company enters into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, the Company will ensure that contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

i.	the successor corporation will have assumed all the covenants and obligations of the Company under this Broker Warrant Certificate, and

ii.	the Broker Warrants and the terms set forth in this Broker Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Broker Warrant Certificate.

(b)	Whenever the conditions of subsection 12(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under the Broker Warrants in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

13.	Representation and Warranty: The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has all corporate and lawful power and authority to create and issue the Broker Warrants evidenced hereby and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Broker Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

14.	If Share Transfer Books Closed: The Company shall not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Broker Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for a period not exceeding three (3) Business Days after the date of the re-opening of said share transfer books provided that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

15.	Protection of Shareholders, Officers and Directors: Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Broker Warrants represented hereby shall be taken against any shareholder, officer or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Broker Warrants evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Broker Warrants evidenced hereby.

16.	Replacement Certificate: Upon receipt of evidence satisfactory to the Company of loss, theft, destruction or mutilation of this Broker Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Broker Warrant Certificate), the Company will issue to the Holder a replacement certificate containing the same terms and conditions as this Broker Warrant Certificate.

17.	Governing Law: This Broker Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the references to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

18.	Severability: If any one or more of the provisions or parts thereof contained in this Broker Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

19.	Amendments: Subject to the approval of the TSX, the provisions of these Broker Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

20.	Headings: The headings of the articles, sections, subsections and clauses of this Broker Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Broker Warrant Certificate.

21.	Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Broker Warrant Certificate.

22.	Gender: Whenever used in this Broker Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

23.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

24.	Binding Effect: This Broker Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Company and its successors.

25.	Notice: Notice must be given by facsimile (in the case of notice to the Company), prepaid same day courier, or hand delivery, and addressed as follows:

(a)	If to the Holder at the latest address of the Holder as recorded on the books of the Company; and

(b)	If to the Company at:

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

Attention:	Neal Shah, Chief Financial Officer
Email:	nshah@niocorp.com

Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given on the: (i) same day if notice is sent during regular business hours in the recipient’s jurisdiction, or (ii) the next Business Day if notice is sent outside of regular business hours in the recipient’s jurisdiction or on a day that is not a Business Day.

26.	Time of Essence: Time shall be of the essence hereof.

[Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its duly authorized officer.

NIOCORP DEVELOPMENTS LTD.

Per:	/s/ Neal S. Shah
Neal S. Shah
Chief Financial Officer

NioCorp – Broker Warrant Certificate

SUBSCRIPTION FORM

Capitalized terms used herein have the meanings ascribed thereto in the Broker Warrant Certificate (the “Broker Warrant Certificate”) to which this Subscription Form is attached.

The undersigned holder of the attached Broker Warrant Certificate hereby subscribes for _______________  common shares (the “Common Shares”) of NioCorp Developments Ltd. (the “Company”) pursuant to the terms of the Broker Warrant Certificate at the Exercise Price on the terms specified in the Broker Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Broker Warrant Certificate. If any Broker Warrants represented by this Broker Warrant Certificate are not being exercised, a new Broker Warrant Certificate representing the unexercised Broker Warrants will be issued and delivered with the certificate representing the Common Shares.

At any time when there is no effective registration statement under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), registering the Common Shares issuable upon exercise of the Broker Warrants to which this Subscription Form relates, the undersigned must comply with the procedures set forth in the paragraph immediately below.

The undersigned hereby certifies that the undersigned (i) is not (and is not exercising the Broker Warrants for the account or benefit of) a person in the “United States or a “U.S. Person”, (ii) did not execute or deliver this Subscription Form in the United States and (iii) has in all other aspects complied with the terms of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission in effect. Alternatively, the undersigned is tendering with this Subscription Form a written opinion of counsel or other evidence, in form and substance satisfactory to the Company, to the effect that the securities to be delivered upon exercise of the Broker Warrants are exempt from registration under the U.S. Securities Act and all applicable state securities laws. The term “U.S. Person” is as defined in Regulation S under the U.S. Securities Act and includes, but is not limited to, any natural person resident in the United States and any partnership or corporation organized or incorporated under the laws of the United States. “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

The undersigned hereby directs that the Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

DATED this _______day of _________________________, 20 ___.

NAME:

Signature of Authorized Representative:
Print Name: